Exhibit 10.1

INTELLECTUAL PROPERTY LICENSE AGREEMENT

BY AND BETWEEN

XPO Logistics, INC.

AND

XPO NAT SOLUTIONS, LLC

Dated as of October 24, 2022

TABLE OF CONTENTS

-i-

SCHEDULES
Schedule 1	SpinCo Licensed Patents

EXHIBITS
Exhibit A	STG Agreement

-ii-

INTELLECTUAL PROPERTY LICENSE AGREEMENT

This INTELLECTUAL PROPERTY LICENSE AGREEMENT (this “Agreement”), dated as of October 24, 2022 (the “Effective Date”), is by and between XPO Logistics, Inc., a Delaware corporation (“Parent”), and XPO NAT Solutions, LLC, a Delaware limited liability company (“OpCo” and, together with Parent, the “Parties”).

R E C I T A L S

WHEREAS, Parent, acting through itself and its direct and indirect Subsidiaries, currently operates the SpinCo Business;

WHEREAS, the board of directors of Parent (the “Parent Board”) has determined that it is in the best interests of Parent and its stockholders to create a new publicly traded company that shall operate the SpinCo Business;

WHEREAS, in furtherance of the foregoing, the Parent Board has determined that it is appropriate and desirable to separate the SpinCo Business from the Parent Business (the “Separation”) and, following the Separation, make a distribution, on a pro rata basis, to holders of Parent Shares on the Record Date of all of the outstanding SpinCo Shares owned by Parent (the “Distribution”);

WHEREAS, in order to effectuate the Separation and the Distribution, Parent and RXO, Inc. (“SpinCo”) intend to enter into a Separation and Distribution Agreement on or around October 31, 2022 (as amended, modified or supplemented from time to time, the “Separation Agreement”);

WHEREAS, the SpinCo Assets include certain Intellectual Property Rights and Technology;

WHEREAS, in connection with the transfer of the SpinCo Assets, on the terms and subject to the conditions set forth herein, Parent and the other members of the Parent Group (in such capacity, the “Parent Licensors”) wish to grant to the SpinCo Licensees licenses to certain Parent Licensed Other IP and Parent Licensed Software, and in connection with the transfer of the SpinCo Assets to OpCo, on the terms and subject to the conditions set forth herein, Parent, on behalf of itself and the other members of the Parent Group, wishes to reserve or receive, as applicable, licenses to certain SpinCo Licensed Other IP, SpinCo Licensed Patents and SpinCo Licensed Software;

WHEREAS, Parent and STG Logistics, Inc. (“STG”) have entered into that certain Intellectual Property License Agreement, dated as of March 24, 2022 (attached hereto as Exhibit A, and hereinafter, the “STG Agreement”), pursuant to which STG granted to Parent and its Subsidiaries a license under the Business Intellectual Property (as defined therein) embodied in the Rail Optimizer 2.0 Platform, on the terms and subject to the conditions set forth in the STG Agreement (the “Rail Optimizer 2.0 License”), and, in accordance with Section 4.1(b) of the STG Agreement, Parent desires to grant the SpinCo Licensees, and the SpinCo Licensees desire to receive, a sublicense under the Rail Optimizer 2.0 License, on the terms and subject to the conditions set forth in the STG Agreement; and

WHEREAS, this Agreement constitutes the Intellectual Property License Agreement referred to in the Separation Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS AND INTERPRETATION

Section 1.1     Certain Definitions. As used herein, the following terms have the meanings set forth below. Capitalized terms that are not defined in this Agreement shall have the meanings set forth in the Separation Agreement.

(a)            “Assignment Time” means the time of the assignment of any applicable Parent-Contributed IP from a member of the Parent Group to a member of the SpinCo Group.

(b)            “Change of Control” means, with respect to any Person (the “Target Person”), the consummation of any transaction or series of related transactions involving any direct or indirect purchase or acquisition (whether by way of merger, share purchase or exchange, consolidation, license, lease, business combination, or similar transaction or otherwise) by another Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than by any Person who, prior to such transaction or series of related transactions, is an Affiliate of the Target Person, of either (i) a majority of the voting power of the securities entitled to elect the board of directors or equivalent governing body of the Target Person (or any direct or indirect parent company) or (ii) all or substantially all of the assets of the Target Person and its Subsidiaries, taken together as a whole.

(c)            “European Business” means the Parent Business conducted in Europe and Africa.

(d)            “European Field” means the field of the European Business.

(e)            “European Products” means any product or service of the European Business, as such products or services currently exist and natural evolutions of such products and services within the European Field.

(f)            “Licensed Software” means, depending upon the context of use, either the Parent Licensed Software or the SpinCo Licensed Software licensed to such Party as a Licensee.

(g)            “Licensee” means a Party and, where the context requires, the other members of such Party’s Group, in its or their capacity as the licensee of the rights or licenses granted to it by the other Party (in the case of the SpinCo Licensees and the Parent Group) or reserved by it (in the case of the Parent Group) pursuant to Article III.

(h)            “Licensor” means a Party in its capacity as the licensor or grantor of any rights or licenses (i) granted by it to the other Party or (ii) reserved by such other Party pursuant to Article III, as applicable.

(i)             “North American Territory” means the United States, Canada, Mexico and the Caribbean countries, and, in each case, their respective territories and possessions.

(j)             “Open Source Software” means Software that is subject to any license meeting the definition of “Open Source” promulgated by the Open Source Initiative, available online at http://www.opensource.org/osd.html (including any GNU General Public License, Library General Public License, Lesser General Public License, Mozilla Public License, Berkeley Software Distribution License, MIT and the Apache License).

(k)            “Other IP” means Intellectual Property Rights other than Patents, Marks and Internet Properties.

(l)             “Parent-Contributed IP” means any SpinCo Licensed IP that is assigned from a member of the Parent Group to a member of the SpinCo Group pursuant to the applicable Transfer Document.

(m)           “Parent Field” means the business and operations of Parent and its relevant Subsidiaries that constitute the “North American Less-Than-Truckload” segment as described in Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and conducted at any time prior to the Distribution by either Group. For the avoidance of doubt, “Parent Field” shall include all of the Parent Business other than the European Business.

(n)            “Parent Licensed Other IP” means the Other IP (other than the SpinCo Intellectual Property) that is owned by Parent or other members of the Parent Group as of the Effective Date and (i) embodied in or by any of the SpinCo Technology or (ii) otherwise used in the SpinCo Business prior to the Effective Date.

(o)            “Parent Licensed Software” means the Software customizations and customer-specific integrations for Oracle, HRIS, CRM, Auth XPO, Elastic XRT and corporate BI (including the Oracle Hub proprietary platform), in object code form, developed by Parent or its Subsidiaries prior to the Effective Date in connection with the operation of the SpinCo Business.

(p)            “Parent Products” means any product or service of the Parent Business (other than the European Business), as such products or services currently exist and natural evolutions of such products and services within the Parent Field.

(q)            “Parent Technology” means all Technology, including any Technology that constitutes know-how or knowledge of any employees of the Parent Business, used in or held for use in the operation of the Parent Business.

(r)             “Rail Optimizer 2.0 Platform” has the meaning set forth in the STG Agreement.

(s)            “SpinCo Field” means the field of the SpinCo Business.

(t)             “SpinCo Licensed IP” means the SpinCo Licensed Software, the SpinCo Licensed Other IP (including all SpinCo Licensed Other IP embodied in the SpinCo Licensed Software) and the SpinCo Licensed Patents.

(u)            “SpinCo Licensed Other IP” means the Other IP included in the SpinCo Intellectual Property.

(v)            “SpinCo Licensed Patents” means (i) the Patents set forth on Schedule 1, (ii) any Patent that issues after the Effective Date that claims priority to any Patent in clause (i), and (iii) any foreign counterparts to any of the foregoing.

(w)           “SpinCo Licensed Software” means the Software developed by Parent or its Subsidiaries prior to the Effective Date in connection with the operation of the SpinCo Business (i) that is used for supporting and implementing (including customizations and customer-specific integrations) the (a) Freight Optimizer platform, (b) XPO Connect platform, (c) Drive XPO platform, (d) XPO Connect Last Mile platform, (e) DMS platform and (f) Pnet platform and (ii) that constitutes the Software customizations and customer-specific integrations for Cargowise.

(x)            “SpinCo Licensees” means OpCo and the other members of the SpinCo Group other than SpinCo in their capacity as Licensees pursuant to Article III.

(y)            “SpinCo Licensors” means OpCo and the other members of the SpinCo Group other than SpinCo in their capacity as Licensors pursuant to Article III.

(z)            “SpinCo-Owned IP” means all SpinCo Licensed IP other than the Parent-Contributed IP.

(aa)          “SpinCo Product” means the products and services provided to customers and end users by or on behalf of the SpinCo Business, as such products or services currently exist and natural evolutions of such products and services within the SpinCo Field.

(bb)         “SpinCo Software” means the Software developed by Parent or its Subsidiaries prior to the Effective Date in connection with the operation of the SpinCo Business (i) that is used for supporting and implementing (including customizations and customer-specific integrations) the (a) Freight Optimizer platform, (b) XPO Connect platform, (c) Drive XPO platform, (d) XPO Connect Last Mile platform, (e) DMS platform, (f) XPO Connect MT platform, (g) NLM platform and (h) Pnet platform and (ii) that constitutes the Software customizations and customer-specific integrations for (a) Oracle OTM, (b) Sylectus and (c) Cargowise.

Section 1.2     Other Defined Terms. In addition, the following terms shall have the meanings ascribed to them in the corresponding section of this Agreement:

Term	Section
Acquired Party	Section 5.1
Acquiring Party	Section 5.1
Agreement	Preamble
Bankruptcy Code	Section 6.1
Distribution	Recitals
Effective Date	Preamble
Non-Acquired Party	Section 5.1
OpCo	Preamble
Open Source License	Section 4.5
Parent	Preamble
Parent Board	Recitals
Parent Licensors	Recitals
Parties	Preamble
Rail Optimizer 2.0 License	Recitals
Separation	Recitals
Separation Agreement	Recitals
Shared Software	Section 3.4
Spin-Out	Section 4.1(b)
STG	Recitals
STG Agreement	Recitals
Target Person	Section 1.1(a)

Article II
ASSIGNED INTELLECTUAL PROPERTY

Section 2.1     Assignment of the SpinCo Software. To the extent that Other IP of Parent and its Subsidiaries embodied in the SpinCo Software is not held prior to the Effective Date by OpCo or other members of the SpinCo Group, Parent hereby transfers and assigns effective as of the Effective Date, on behalf of itself and its applicable Subsidiaries, to OpCo, and OpCo does hereby acquire and accept, effective as of the Effective Date, all Intellectual Property Rights embodied in the SpinCo Software held by Parent or its Subsidiaries that are members of the Parent Group, including the right to enforce such Intellectual Property Rights and to retain all damages and awards resulting from such enforcement, subject to the reservation by Parent of the applicable licenses of SpinCo Licensed Software pursuant to Article III. Parent and its Subsidiaries that are members of the Parent Group shall, effective as of the Effective Date, deliver to OpCo a copy of the existing SpinCo Software, including any related documentation in the possession or control of Parent and such Subsidiaries. Nothing set forth in the foregoing shall preclude Parent from retaining a copy of the SpinCo Software in the form of Software licensed under Article III.

Article III
INTELLECTUAL PROPERTY LICENSES

Section 3.1     License to SpinCo Licensees of Parent Licensed Software. Parent, on behalf of itself and Parent Licensors, agrees to grant, and hereby grants, effective as of the Effective Date, to SpinCo Licensees, subject to the terms and conditions of this Agreement, including Section 5.2, a nonexclusive, nontransferable (except as set forth in Section 5.1), nonsublicensable (except as provided in Section 4.2), perpetual, irrevocable, worldwide, fully paid, royalty-free license under the Parent Licensed Other IP embodied in the Parent Licensed Software to (i) internally use, reproduce, modify and create derivative works of such Parent Licensed Software, (ii) copy and use internally (or have hosted) the Parent Licensed Software (and any derivative works thereof created by SpinCo Licensees pursuant to the foregoing clause (i)) solely for the purposes of hosting and providing the SpinCo Products to third parties as a service (SaaS) and (iii) copy and distribute (subject to any applicable confidentiality restrictions) the Parent Licensed Software (and any derivative works thereof created by SpinCo Licensees pursuant to the foregoing clause (i)), in object code form only, and only to the extent incorporated in SpinCo Products, in each case of clauses (i)-(iii), solely in the SpinCo Field.

Section 3.2     Sublicense to SpinCo Licensees of Rail Optimizer 2.0 Platform. Pursuant to the terms and conditions of the STG Agreement and this Agreement, Parent agrees to grant, and hereby grants, effective as of the Effective Date, to SpinCo Licensees a sublicense to Parent’s rights under the Rail Optimizer 2.0 License to the fullest extent of the rights available pursuant to the terms and subject to the limitations of the STG Agreement.

Section 3.3     Parent’s Rights to Use SpinCo Licensed Software.

(a)            Subject to the terms and conditions of this Agreement, including Section 5.2, with respect to the SpinCo Licensed Other IP embodied in the SpinCo Licensed Software, (x) to the extent such SpinCo Licensed Other IP constitutes Parent-Contributed IP, Parent, on behalf of itself and the other members of the Parent Group, hereby reserves, effective as of the Assignment Time, and OpCo hereby acknowledges and accepts the reservation of, and (y) to the extent such SpinCo Licensed Other IP constitutes SpinCo-Owned IP, OpCo, on behalf of itself and the other SpinCo Licensors, agrees to grant, and hereby grants, effective as of the Effective Date, in each case, a nonexclusive, nontransferable (except as set forth in Section 5.1), nonsublicensable (except as provided in Section 4.2), perpetual, irrevocable, fully paid, royalty-free license in favor of the Parent Group under such SpinCo Licensed Other IP to (i) internally use, reproduce, modify and create derivative works of such SpinCo Licensed Software, (ii) copy and use internally (or have hosted) the SpinCo Licensed Software (and any derivative works thereof created by the Parent Group pursuant to the foregoing clause (i)) solely for the purposes of hosting and providing the Parent Products to third parties as a service (SaaS) and (iii) copy and distribute (subject to any applicable confidentiality restrictions) the SpinCo Licensed Software (and any derivative works thereof created by the Parent Group pursuant to the foregoing clause (i)) in object code form only, and only to the extent incorporated in Parent Products, in each case of clauses (i)-(iii), solely in the Parent Field in the North American Territory.

(b)            Subject to the terms and conditions of this Agreement, including Section 5.2, with respect to the SpinCo Licensed Other IP embodied in the SpinCo Licensed Software, (x) to the extent such SpinCo Licensed Other IP constitutes Parent-Contributed IP, Parent, on behalf of itself and the other members of the Parent Group, hereby reserves, effective as of the Assignment Time, and OpCo hereby acknowledges and accepts the reservation of, and (y) to the extent such SpinCo Licensed Other IP constitutes SpinCo-Owned IP, OpCo, on behalf of itself and the other SpinCo Licensors, agrees to grant, and hereby grants, effective as of the Effective Date, in each case, a nontransferable (except as set forth in Section 5.1), nonsublicensable (except as provided in Section 4.2), perpetual, irrevocable, fully paid, royalty-free license in favor of the Parent Group under such SpinCo Licensed Other IP to (i) internally use, reproduce, modify and create derivative works of such SpinCo Licensed Software, (ii) copy and use internally (or have hosted) the SpinCo Licensed Software (and any derivative works thereof created by the Parent Group pursuant to the foregoing clause (i)) solely for the purposes of hosting and providing the European Products to third parties as a service (SaaS) and (iii) copy and distribute (subject to any applicable confidentiality restrictions) the SpinCo Licensed Software (and any derivative works thereof created by the Parent Group pursuant to the foregoing clause (i)) in object code form only, and only to the extent incorporated in European Products, in each case of clauses (i)-(iii), solely in the European Field. The license set forth in this Section 3.3(b) shall be exclusive (including with respect to the SpinCo Licensors and their Affiliates) for the three-year period beginning on the Effective Date. As of the third anniversary of the Effective Date, the license set forth in this Section 3.3(b) shall become non-exclusive and shall thereafter remain non-exclusive in perpetuity.

Section 3.4     Shared Software. The Parties acknowledge and agree that (a) the SpinCo Licensed Software may include discrete Software code (including routines, drivers and linked libraries) that originated from, or was adapted from, Software created by Parent or its Subsidiaries prior to the Effective Date and (b) such discrete items of SpinCo Licensed Software, derivatives of such SpinCo Licensed Software, and Software from which such SpinCo Licensed Software were derived, are being used or are held for use by Parent and its Subsidiaries in their products other than the SpinCo Products (such Software as described in clauses (a) and (b), the “Shared Software”). Accordingly, the Parties agree that the Intellectual Property Rights embodied in or by such Shared Software shall be considered “SpinCo Licensed Other IP” for purposes of this Agreement and a license shall be granted to or reserved by Parent, as applicable, on behalf of itself and the other members of the Parent Group, pursuant to Section 3.6 of this Agreement.

Section 3.5     License to SpinCo Licensees of Parent Licensed Other IP. Subject to the terms and conditions of this Agreement, including Section 5.2, Parent, on behalf of itself and the Parent Licensors, agrees to grant, and hereby grants, effective as of the Effective Date, to SpinCo Licensees a nonexclusive, nontransferable (except as set forth in Section 5.1), sublicensable (in accordance with Section 4.2), perpetual, irrevocable, worldwide, fully paid, royalty-free license under the Parent Licensed Other IP, to use, reproduce, distribute, disclose, make, modify, improve, display and perform, create derivative works of, or otherwise exploit any SpinCo Technology in any field; provided that the foregoing license does not extend to the Parent Licensed Software or any Intellectual Property Rights embodied therein.

Section 3.6     Parent’s Rights to Use SpinCo Licensed Patents and SpinCo Licensed Other IP. Subject to the terms and conditions of this Agreement, with respect to the SpinCo Licensed Patents and SpinCo Licensed Other IP, (x) to the extent such SpinCo Licensed IP constitutes Parent-Contributed IP, Parent, on behalf of itself and the other members of the Parent Group, hereby reserves, effective as of the Assignment Time, and OpCo hereby acknowledges and accepts the reservation of, and (y) to the extent such SpinCo Licensed IP constitutes SpinCo-Owned IP, OpCo, on behalf of itself and the other SpinCo Licensors, agrees to grant, and hereby grants, effective as of the Effective Date, in each case, a nonexclusive, nontransferable (except as set forth in Section 5.1), sublicensable (in accordance with Section 4.2), perpetual, irrevocable, worldwide, fully paid, royalty-free license in favor of the Parent Group:

(a)            under such SpinCo Licensed Patents, to make, have made, import, use, offer to sell, sell and otherwise provide any Parent Product, including to practice any method, process or procedure claimed in any of the SpinCo Licensed Patents, in each case solely in the Parent Field;

(b)            under such SpinCo Licensed Patents, to make, have made, import, use, offer to sell, sell and otherwise provide any European Product, including to practice any method, process or procedure claimed in any of the SpinCo Licensed Patents, in each case solely in the European Field; and

(c)            under such SpinCo Licensed Other IP, to use, reproduce, distribute, disclose, make, modify, improve, display and perform, create derivative works of, or otherwise exploit the Parent Technology in any field; provided that the foregoing license does not extend to the Spinco Licensed Software (other than Shared Software) or any Intellectual Property Rights embodied therein.

Article IV
License Limitations

Section 4.1     Rights of Subsidiaries.

(a)            All rights, licenses and sublicenses granted to OpCo in Section 3.1, Section 3.2 and Section 3.5, and all rights and licenses granted to or reserved by Parent, as applicable, in Section 3.3 and Section 3.6(b), are granted to or reserved by such Party as Licensee and to or on behalf of any entity that is a Subsidiary of such Party, but only for so long as such entity is a Subsidiary of such Party, and they will automatically terminate with respect to such entity when it ceases to be a Subsidiary of such Party, except in the case of a Spin-Out of such entity as provided in Section 4.1(b).

(b)            In the event of a transaction or series of related transactions in which (i) an entity that is a Subsidiary of a Party actively engaged in a line of business ceases to be a Subsidiary of such Party or (ii) Parent sells or divests a business unit or assets to which the licenses in Article III (or part thereof) relate (such transaction in clause (i) or clause (ii), a “Spin-Out”), such spun-out entity may retain (by way of a sublicense), and the acquiror of such business unit or assets of Parent will receive (in whole or in part), any licenses granted or sublicensed to, or reserved by or on behalf of, such entity or business unit hereunder, but only with respect to the line of business that such entity or business unit is engaged in at the effective time of such Spin-Out (and not to any products of an acquirer of such entity or business unit); provided that such entity in the case of clause (i) or its successor provides the Licensor hereunder with written notice of the Spin-Out and agrees in writing to be bound by the terms of this Agreement, including any license limitations. If such entity resulting from, or in connection with, the Spin-Out is acquired by, or merges with, a third party, such sublicense will not extend to any products, business or operations of such third party.

Section 4.2     Sublicensing.

(a)            Where a license granted to or reserved by a Party as a Licensee in Article III includes a license to distribute Software, such Licensee may, in connection with such distribution to an end user, grant to the end user a sublicense to such Software pursuant to an industry-standard, object code only, nonexclusive license.

(b)            Each Party, as a Licensee, may sublicense the license and rights granted to or reserved by such Licensee with respect to Other IP in Section 3.5 and Section 3.6(c), respectively, and, in the case of Parent, with respect to the SpinCo Licensed Patents in Section 3.6(a) and Section 3.6(b), freely to a third party in connection with the operation of such Licensee’s business in the ordinary course or to such entity resulting from a Spin-Out, including in connection with the licensing of its products and services; provided that each Party shall treat any material Trade Secrets or confidential information that embodies, or is, licensed to it hereunder in the same manner, and with the same degree of care, that it treats its own like confidential information and Trade Secrets and in accordance with applicable Law, but in no event with less than reasonable care, and neither Party shall disclose such Trade Secrets or confidential information to a third party, except in connection with the disclosure of such Party’s own confidential information or Trade Secrets of at least comparable importance and value.

(c)            Except as provided in Section 4.1(b) and Section 4.2(a), neither Party, as a Licensee, will be permitted to sublicense or disclose the source code for the Licensed Software to any third party.

Section 4.3     No Other Rights; Retained Ownership.

(a)            Each Party acknowledges and agrees that (i) its rights and licenses to the other Party’s Intellectual Property Rights are solely as set forth in, and as may be limited by, this Agreement and (ii) neither Party has, nor will it claim to have, any rights or licenses to the other Party’s Intellectual Property Rights as a result of its status as a Subsidiary of such other Party or otherwise. Each Party shall retain all rights, including all Intellectual Property Rights, in and to any improvement to, or derivative works of, any Technology or Software licensed to it hereunder, and it shall have no obligation to provide or disclose such improvements or derivative works to the other Party.

(b)            Notwithstanding anything to the contrary set forth in this Agreement, this Agreement grants to the Parent Group no right or license to any Intellectual Property Rights that any members of the SpinCo Group may own now or in the future, except as expressly set forth in Section 3.3 and Section 3.6, whether by implication, estoppel or otherwise.

(c)            Notwithstanding anything to the contrary set forth in this Agreement, this Agreement grants to SpinCo Licensees no right or license to any Intellectual Property Rights that Parent Licensors may own now or in the future, except as expressly set forth in Section 3.1 and Section 3.5, and, whether by implication, estoppel or otherwise. For the avoidance of doubt, Parent Licensors retain sole ownership of Intellectual Property Rights licensed by the Parent Licensors under this Agreement.

Section 4.4     Delivery. Promptly following the date hereof, Parent shall provide or cause to be provided the Parent Licensed Software to the SpinCo Licensees in all existing forms, including in source code or modifiable form.

Section 4.5     Open Source. The Parties acknowledge that certain Software licensed hereunder may include Open Source Software and that any use or distribution of such Software shall be subject to the terms and requirements of the license applicable to such Open Source Software. Neither Party shall use Open Source Software in connection with the Software licensed to it hereunder in a manner that would subject such Software to the terms of a license under which a component of Open Source Software is licensed (an “Open Source License”).

Section 4.6     Treatment of Source Code. Each Party, as a Licensee, acknowledges and agrees that the source code of the Licensed Software licensed to such Party as Licensee is the confidential information of the other Party as Licensor under the terms of Section 6.2 and shall in addition be subject to the terms of this Section 4.6. Each Party, as a Licensee, shall limit access to the source code of the Licensed Software to its employees who have a need to access the source code for the purposes of exercising Licensee’s rights under this Agreement. Each Party, as a Licensee, shall use reasonable commercial efforts to protect the confidentiality of the source code of the Licensed Software, including, without limitation, securing the network, server, hard drives and other media on which the source code is stored or maintained.

Section 4.7     Source Code Restrictions. Without limiting Section 4.6, each Party, as a Licensee, acknowledges and agrees that the source code of the Licensed Software licensed to such Party as Licensee is subject to the following restriction: except as expressly licensed herein, any use or distribution of such Licensed Software that requires the source code of the Licensed Software to be made available to anyone but the Licensee is expressly prohibited. Such prohibited use includes, but is not limited to, the incorporation of such source code of the Licensed Software into Software licensed under an Open Source License.

Article V
TRANSFERABILITY

Section 5.1     Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors and permitted assigns; provided, however, that, except as provided in Section 4.1 and Section 5.3, neither Party may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other Party (the “Non-Acquired Party”) hereto, as applicable. Notwithstanding the foregoing, subject to Section 5.2, no such consent shall be required for the assignment or assumption of a Party’s rights and obligations under this Agreement, the Separation Agreement and the other Ancillary Agreements (except as may be otherwise provided in the Separation Agreement or any such Ancillary Agreement) in whole (i.e., the assignment of a Party’s rights and obligations under this Agreement, the Separation Agreement and the other Ancillary Agreements all at the same time) in connection with a Change of Control of a Party (such party, the “Acquired Party”); provided that the resulting, surviving or transferee Person (the “Acquiring Party”) (a) assumes all of the obligations of the Acquired Party by operation of Law or by express assignment, as the case may be, and (b) delivers to the Non-Acquired Party, prior to or concurrently with the consummation of such Change of Control, a writing executed by the Acquiring Party prior to the consummation of any transaction resulting in a Change of Control, an express acknowledgement regarding the limitations on the licenses granted to or reserved by, as applicable, the Acquired Party as a result of such Change of Control. Any purported assignment in violation of this Section 5.1 shall be null and void.

Section 5.2     Limitations on Change of Control. In the event of a Change of Control where OpCo is the Acquired Party as set forth in Section 5.1: (i) the license set forth in Section 3.1 to Parent Licensed Software shall automatically become limited and shall not extend to (x) any product or service of the Acquiring Party or its Affiliates (other than SpinCo Licensees) that is sold, distributed, provided or otherwise commercialized at any time or (y) any product or service of SpinCo Licensees other than such products and services sold by SpinCo Licensees as of the date of the agreement providing for such Change of Control of OpCo (and natural extensions of such products and services) and (ii) the licenses hereunder granted to or reserved by and on behalf of, as applicable, the Parent Group shall continue in accordance with the terms of this Agreement and shall not otherwise be affected by the Change of Control of OpCo.

Section 5.3     Divestiture of Parent Business Unit. The Parties agree that upon the closing of a transaction or series of related transactions in which Parent or the other members of the Parent Group undergo a Change of Control (whether by stock purchase, merger or asset sale) to a third party or in which Parent sells or divests all or a significant portion of a business unit or assets (including equity interests) to which any such license (or part thereof) relates, Parent shall have the right to transfer, or permit the assumption of, this Agreement or any rights or licenses of Parent or its Subsidiaries hereunder, in whole or in part, by operation of Law or by express assignment, as the case may be, and this Agreement shall survive, in connection with such transaction; provided that such transfer or assumption shall not in any way limit either Parent’s and its Subsidiaries’ or OpCo’s and its Subsidiaries’ rights and licenses hereunder.

Article VI
Additional Terms

Section 6.1     Bankruptcy Rights. All rights and licenses granted to or reserved by a Party as Licensee hereunder are, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses of intellectual property rights within the scope of Section 101 of the Bankruptcy Code. The Licensor acknowledges that the Licensee, as a licensee of such rights and licenses hereunder, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Each Party irrevocably waives all arguments and defenses arising under 11 U.S.C. § 365(c)(1) or successor provisions to the effect that applicable Law excuses such Party from accepting performance from or rendering performance to an entity other than the debtor or debtor-in-possession as a basis for opposing assumption of this Agreement in a case under Chapter 11 of the Bankruptcy Code to the extent that such consent is required under 11 U.S.C. § 365(c)(1) or any successor statute.

Section 6.2     Confidentiality. Notwithstanding the transfer or disclosure of any Technology or grant or reservation of any license to a Trade Secret or other proprietary right in confidential information to or by a Party hereunder, each Party agrees on behalf of itself and its Subsidiaries that (a) it (and each of its Subsidiaries) shall treat the Trade Secrets and confidential information of the other Party with at least the same degree of care as they treat their own similar Trade Secrets and confidential information, but in no event with less than reasonable care, and (b) neither Party (nor any of its Subsidiaries) may use or disclose the Trade Secrets or confidential information, as applicable, licensed or disclosed to it by the other Party under this Agreement, except in accordance with their respective license granted or reserved in Article III. Nothing herein will limit either Party’s ability to enforce its rights against any third party that misappropriates or attempts to misappropriate any Trade Secrets or confidential information from it, regardless of whether it is an owner or licensee of such Trade Secrets or confidential information.

Article VII
No Representations or Warranties

Section 7.1     NO OTHER REPRESENTATIONS OR WARRANTIES. ALL LICENSES AND RIGHTS GRANTED OR RESERVED HEREUNDER ARE GRANTED OR RESERVED ON AN AS-IS BASIS WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND. NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, CUSTOM, TRADE, NONINFRINGEMENT, NON-VIOLATION OR NON-MISAPPROPRIATION OF THIRD-PARTY INTELLECTUAL PROPERTY, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY. ALL SUCH REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

Section 7.2     General Disclaimer. Nothing contained in this Agreement shall be construed as:

(a)            a warranty or representation by either Party as to the validity, enforceability or scope of any Intellectual Property Rights;

(b)            an agreement by either Party to maintain any Intellectual Property Rights in force;

(c)            an agreement by either Party to bring or prosecute actions or suits against any third party for infringement of Intellectual Property Rights or any other right, or conferring upon either Party any right to bring or prosecute actions or suits against any third party for infringement of Intellectual Property Rights or any other right;

(d)            conferring upon either Party any right to use in advertising, publicity or otherwise any trademark, trade name or names, or any contraction, abbreviation or simulations thereof, of the other Party;

(e)            conferring upon either Party by implication, estoppel or otherwise any license or other right, except the licenses and rights expressly granted or reserved hereunder; or

(f)            except as may be provided in the Separation Agreement or the other Ancillary Agreements, an obligation to provide any technical information, know-how, consultation, technical services or other assistance or deliverables to the other Party.

Section 7.3     Limitation of Liability. Neither Party shall be liable to the other for any consequential, incidental, indirect, special or punitive damages arising from this Agreement.

Article VIII
Term

Section 8.1     Term and Termination. The term of this Agreement shall commence on the date hereof and shall continue until the expiration of the last to expire of the Intellectual Property Rights licensed under this Agreement; provided that the term of the Patent licenses granted or reserved, as applicable, pursuant to Section 3.6(a) and Section 3.6(b) shall end upon the expiration of the last SpinCo Licensed Patent. The transfers, assignments, conveyances and licenses granted or reserved in this Agreement are irrevocable and cannot be earlier terminated. Each Party acknowledges and agrees that its sole remedies for breach by the other Party of the licenses granted or reserved hereunder, or of any other provision hereof, shall be to bring a claim to recover damages and to seek appropriate equitable relief, subject to the restriction in the following sentence. Each Party agrees that the transfers, assignments, conveyances and licenses such Party grants or makes to the other Party shall continue in full force and effect, notwithstanding any breach of or default under any term hereof by the other Party, and in no event shall such Party, directly or indirectly, seek to have this Agreement (including any of the rights or licenses granted by such Party herein) rescinded, revoked or otherwise terminated, in part or in whole, or seek to enjoin the lawful exercise of any rights or licenses granted or made by such Party hereunder or take any similar action.

Article IX
General Provisions

Section 9.1     Transfer of IPR. Nothing set forth herein shall restrict either Party from transferring, assigning or licensing any Intellectual Property Rights owned by it and licensed to the other Party hereunder; provided that any transfer or assignment of any Intellectual Property Rights licensed to a Party hereunder shall be subject to the licenses granted or reserved, as applicable, in this Agreement, and the proposed transferee or assignee shall provide written acknowledgment that the Intellectual Property Rights such proposed transferee or assignee is acquiring are subject to the licenses granted or reserved, as applicable, in this Agreement.

Section 9.2     Entire Agreement. This Agreement, the Separation Agreement, the other Ancillary Agreements and the Exhibits, Schedules and Appendices hereto and thereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein. In the event of any conflict between the terms of this Agreement and the Separation Agreement or any other Ancillary Agreement, the terms of this Agreement shall prevail. This Agreement, the Separation Agreement, the other Ancillary Agreements together govern the arrangements in connection with the Separation and the Distribution and would not have been entered into independently.

Section 9.3     Amendment and Waivers. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification. Waiver by a Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party. No failure or delay by a Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 9.4     Third-Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer in or on behalf of any Person, except the Parties (and their successors and assigns), any rights, benefits, causes of action or remedies hereunder, and there are no Third Party beneficiaries of this Agreement, and this Agreement shall not provide any Third Party with any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Section 9.5     Other Remedies. Except to the extent set forth otherwise herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. It is accordingly agreed that, subject to Section 8.1, the Parties will be entitled (in addition to any other remedy that may be available to it) to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof and that no Party shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action.

Section 9.6     Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and except as provided herein, shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by certified mail, return receipt requested or by electronic mail (“e-mail”), so long as confirmation of receipt of such e-mail is requested and received, to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.6):

(a)	if to OpCo:

XPO NAT Solutions, LLC

11215 N. Community House Road

Charlotte, NC 28277

Attention:	Chief Legal Officer, Jeff Firestone
Email:	[email address]

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064

Attention:	Scott Barshay

Steve J. Williams

Jonathan Ashtor

Email:	sbarshay@paulweiss.com
swilliams@paulweiss.com
jashtor@paulweiss.com

(b)	if to Parent:

XPO Logistics, Inc.

Five American Lane
Greenwich, Connecticut 06831
Attention: Chief Compliance Officer and Deputy General Counsel, Christopher J. Signorello

Email:	[email address]

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064

Attention:	Scott Barshay

Steve J. Williams

Jonathan Ashtor

Email:	sbarshay@paulweiss.com
swilliams@paulweiss.com
jashtor@paulweiss.com

A Party may, by notice to the other Party, change the address to which such notices are to be given or made.

Section 9.7     Governing Law; Waiver of Jury Trial.

(a)            This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware irrespective of the choice of laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance and remedies.

(b)            EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE ADMINISTRATION THEREOF OR ANY OF THE SERVICES OR OTHER TRANSACTIONS CONTEMPLATED HEREIN. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR RELATED INSTRUMENTS. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS Section 9.7. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS Section 9.7 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

Section 9.8     Relationship of the Parties. Nothing contained herein shall be deemed to create a partnership, joint venture or similar relationship between the Parties. Neither Party is the agent, employee, joint venturer, partner, franchisee or representative of the other Party. Each Party specifically acknowledges that it does not have the authority to, and shall not, incur any obligations or responsibilities on behalf of the other Party. Notwithstanding anything to the contrary in this Agreement, each Party (and its officers, directors, agents, employees and members) shall not hold themselves out as employees, agents, representatives or franchisees of the other Party or enter into any agreements on such Party’s behalf.

Section 9.9     Interpretation. In this Agreement: (a) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires; (b) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules, Exhibits and Appendices hereto) and not to any particular provision of this Agreement; (c) Article, Section, Schedule, Exhibit and Appendix references are to the Articles, Sections, Schedules, Exhibits and Appendices to this Agreement, unless otherwise specified; (d) unless otherwise stated, all references to any agreement (including this Agreement, the Separation Agreement and any other Ancillary Agreement) shall be deemed to include the exhibits, schedules and annexes (including all Schedules, Exhibits and Appendixes) to such agreement; (e) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) unless otherwise specified in a particular case, the word “days” refers to calendar days; (h) references to “business day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are generally authorized or required by law to close in the United States or New York, New York; (i) references herein to this Agreement or any other agreement contemplated herein shall be deemed to refer to this Agreement or such other agreement as of the date on which it is executed and as it may be amended, modified or supplemented thereafter, unless otherwise specified; and (j) unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement,” “hereby” and “hereupon” and words of similar import shall all be references to October 24, 2022.

Section 9.10   Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

Section 9.11   Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

IN WITNESS WHEREOF, the Parties have caused this Intellectual Property License Agreement to be executed by their duly authorized representatives as of the date first written above.

XPO Logistics, INC.

By:	/s/ Ravi Tulsyan
	Name:	Ravi Tulsyan
	Title:	Chief Financial Officer

XPO NAT SOLUTIONS, LLC

By:	/s/ Christopher J. Signorello
	Name:	Christopher J. Signorello
	Title:	President